Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-01560, 333-60295 and 333-110959 on Form S-8 of our reports dated March 14, 2005, relating to the financial statements and financial statement schedules of Central European Media Enterprises Ltd. (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement described in Note 24 and the adoption of Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities") and management's report on the effectiveness of internal control over financial reporting (which report expresses an adverse opinion and includes an explanatory paragraph relating to a material weakness identified), appearing in this Annual Report on Form 10-K of Central European Media Enterprises Ltd. for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP
London, United Kingdom
March 14, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-01560, 333-60295 and 333-110959 on Form S-8 of our report dated February 16, 2005, relating to the financial statements of Slovenska televizna spolocnost, s.r.o (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Interpretation No. 46 (revised December 2003), "Consolidation of Variable Interest Entities") appearing in this Annual Report on Form 10-K of Central European Media Enterprises Ltd. for the year ended December 31, 2004.

Deloitte Audit s.r.o
Bratislava, Slovak Republic
March 14, 2005